UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

INOVACHEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52865	26-1946130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Polymed Therapeutics, Inc.
3040 Post Oak Boulevard, Suite 1110
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 777-7088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 28, 2008, the Board of Directors of InovaChem, Inc. (the “Company”) approved the payment of certain fees to members of the Board’s various committees. See disclosure below under Item 5.02(d) for disclosure regarding these compensation arrangements adopted by the Board of Directors, which disclosure is incorporated into this item by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 28, 2008, the Board of Directors of the Company approved the fees to be paid to independent non-employee members of the Board of Directors for attendance at committee meetings. Each independent non-employee director will receive compensation of $500 per committee meeting attended until the Company completes a successful public offering of its shares. Currently, the independent non-employee directors are Dr. Michael Kleinman, Ms. Robyn Kravit and Mr. Peter Michaels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVACHEM, INC.

Date: August 1, 2008	By:	/s/ Alan Pritzker
Alan Pritzker, Chief Financial Officer